UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EAGLE BROADBAND, INC.
(Exact name of registrant as specified in its charter)

Texas	76-0494995
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

101 Courageous Drive, League City, Texas	77573-3925
(Address of principal executive offices)	(Zip Code)

EAGLE BROADBAND, INC.

2007 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

David Micek

President & Chief Executive Officer

Eagle Broadband, Inc.

101 Courageous Drive

League City, Texas 77573-3925

(Name and address of agent for service)

(281) 538-6000

(Telephone number, including area code, of agent for service)

Copies to:

Jeffrey A. Adams, Esq.

Eagle Broadband, Inc.

101 Courageous Drive

League City, Texas 77573-3925

(281) 538-6000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value per share	10,000,000	$0.18	$ 1,800,000	$ 55.26

(1)

Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c), on the basis of the average of the high and low prices of the Registrant’s common stock on May 22, 2007.

EXPLANATORY NOTE

This Registration Statement registers 10,000,000 shares of common stock, par value $0.001 per share, of Eagle Broadband, Inc., a Texas corporation (the “Registrant”), that may be issued and sold under the Eagle Broadband, Inc. 2007 Employee Stock Purchase Plan (the “Plan”).

This Registration Statement contains two parts.  The first part includes a prospectus pursuant to Part I of Form S-3 (in accordance with Section C of the General Instructions to Form S-8), which covers reoffers and resales of “control securities” (as defined in Section C of the General Instructions to Form S-8) of the Registrant that may be issued under the Plan.  The second part of this Registration Statement contains information required in the Registration Statement pursuant to Part II of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

The reoffer prospectus referred to above follows this page.

Subject to Completion, Dated May ___, 2007

REOFFER PROSPECTUS

EAGLE BROADBAND, INC.

_________ Shares of common stock

This prospectus relates to the offer and sale from time to time of up to _________ shares of our common stock for the account of the selling shareholders named in this prospectus.  The selling shareholders acquired these shares as participants in the Eagle Broadband, Inc. 2007 Employee Stock Purchase Plan.

The prices at which the selling shareholders may sell these shares will be determined by the prevailing market price for shares of our common stock or in negotiated transactions.  We will not receive any of the proceeds from the sale of these shares, although we have paid the expenses of preparing this prospectus and the related registration statement.

Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol “EAGB”.  On May 24, 2007, the closing price of our common stock was $0.17 per share.

Investing in our common stock involves a high degree of risk. You should consider carefully the risk factors included in this prospectus before making a decision to purchase our stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is May ___, 2007.

You should rely only on the information contained or incorporated by reference in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  This prospectus is not an offer to sell and we are not seeking an offer to buy these securities in any jurisdiction where this offer or sale is not permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

TABLE OF CONTENTS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

COMPANY OVERVIEW

RISK FACTORS

USE OF PROCEEDS

SELLING SHAREHOLDERS

PLAN OF DISTRIBUTION

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

WHERE YOU CAN FIND MORE INFORMATION

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

EXPERTS

LEGAL MATTERS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements regarding our plans, objectives, expectations, intentions, future financial performance, future financial condition, and other statements that are not historical facts.  We make “forward-looking statements” throughout this prospectus.  Whenever you read a statement that is not solely a statement of historical fact (such as when we use words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “will,” “would,” “could,” “likely” and other similar words, phrases or statements), you should understand that our expectations may not be correct, although we believe they are reasonable.  We do not guarantee that the transactions and events described in this prospectus will happen as described or that any positive trends noted in the prospectus will continue.  The forward-looking information contained in this prospectus is generally located under the headings “Our Business” and “Risk Factors,” but may be found in other locations as well.  These forward-looking statements generally relate to our strategies, plans, objectives and expectations for future operations and are based upon management’s reasonable beliefs or estimates of future results or trends.  You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect.  We will not update these forward-looking statements, even if our situation changes in the future.

Specific factors that might cause actual results to differ from our expectations or may affect the value of our securities include, but are not limited to:

•

our ability to continue as a going concern;

•

our ability to develop and introduce innovative products;

•

our ability to gain and maintain market acceptance for our new products and to satisfy consumer preferences;

•

our ability to protect our existing intellectual property rights and to adequately secure and enforce rights for new proprietary technology;

•

cancellation or lack of market acceptance of our recurring-revenue contracts;

•

risks of competition in our existing and future markets;

•

the failure to obtain or maintain or delays in obtaining any necessary regulatory approvals or licenses for our products;

•

our liquidity constraints; and

•

the other risks described in “Risk Factors” or elsewhere in this prospectus, and in our reports on Forms 10-K, 10-Q and 8-K filed from time-to-time with the SEC.

All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

COMPANY OVERVIEW

In this prospectus, “Eagle Broadband, Inc.,” the “company,” “we,” “us” or “our” refer to Eagle Broadband, Inc., a Texas corporation, and its subsidiaries, except where otherwise indicated or required by context.

We are a provider of broadband, Internet protocol (IP) and satellite communications products and services.  Our product offerings are:

•

IPTVComplete™, delivering over 250 channels of digital television and music content via IP to many market sectors, such as to multi-dwelling unit operators (e.g., condominiums), triple-play operators (Internet data, phone and television, all over IP) or telephone companies, including our MediaPro standard or high-definition set-top boxes for both hospitality and IPTV customers; and

•

IT Services, through which we provide various IP and satellite-related technology implementations to a broad cross section of markets, including remote network management, structured cabling, IT integration services and our patented SatMAX® satellite telephony extension technology.

The company was incorporated in May 1993 and we changed our name in February 2002 to Eagle Broadband, Inc.  Our principal place of business is located at 101 Courageous Drive, League City, Texas 77573, our telephone number is (281) 538-6000 and our website is www.eaglebroadband.com.  Except for any documents that are incorporated by reference into this prospectus that may be accessed from our website, the information available on or through our website is not part of this prospectus.

RISK FACTORS

Investing in our common stock involves a high degree of risk.  You should carefully consider the risks described below before making an investment decision.  If any of the following risks actually occur, our business could be harmed.  The value of our stock could decline, and you may lose all or part of your investment.  Further, this prospectus contains forward-looking statements and actual results may differ significantly from the results contemplated by such forward-looking statements.

RISKS RELATED TO OUR BUSINESS

Our independent registered public accounting firm has rendered a report expressing substantial doubt as to our ability to continue as a going concern.

The audited financial statements incorporated by reference herein have been prepared on a going concern basis and do not include any adjustments that might result if we cease to continue as a going concern.  As a result of the recurring losses from operations and liquidity deficiency that we have experienced, our independent registered public accounting firm has concluded that there is substantial doubt as to our ability to continue as a going concern.  They have discussed this uncertainty in their report on our audited financial statements.  Uncertainty about our ability to continue as a going concern may create a concern among our current and future vendors and lenders, which may make it more difficult for us to meet our obligations.

Our business strategy focuses on the marketing and sale of three core product offerings, any of which may not be commercially successful.

Two of our three core product offerings are in emerging markets that are highly competitive and subject to rapid technological obsolescence.  Therefore, there can be no assurances that the company will be successful in marketing these products, or that customers will ultimately purchase our products.  Failure to have commercial success from the sale of these products will negatively impact our financial condition.

We have a history of operating losses and may never achieve profitability.

From inception through February 28, 2007, we have incurred an accumulated deficit in the amount of $248,804,000.  For the six months ended February 28, 2007, we incurred losses from continuing operations in the amount of $7,755,000.  We anticipate that we will incur losses from operations for the foreseeable future.  Our future revenues may never exceed operating expenses, thereby making the continued viability of our company dependent upon raising additional capital.

As we have not generated positive cash flow from operations, our ability to continue operations is dependent on our ability to either begin to generate positive cash flow from operations or our ability to raise capital from outside sources.

We have not generated positive cash flow from operations and have relied on external sources of capital to fund operations.  At February 28, 2007, we had approximately $689,000 in cash, cash equivalents and securities available for sale, and a working capital deficit of approximately $13,922,000.  Our net cash used by operations for the six months ended February 28, 2007, was approximately $3,842,000.

Though we have been successful at raising capital on a best efforts basis in the past, we can provide no assurance that we will be successful in any future best-efforts financing endeavors.  We will need to continue to rely upon financing from external sources to fund our operations for the foreseeable future.  If we are unable to raise sufficient capital from external sources to fund our operations, we will need to sell assets to meet working capital needs or curtail operations.

We have been named a defendant in certain lawsuits, which if determined adversely, could harm our ability to fund operations.

Eagle and its subsidiaries have been named as defendants in certain lawsuits in which the plaintiffs are seeking substantial damages, including the following:

•

H. Dean Cubley v. Eagle Broadband, Inc.  In August 2006, Mr. Cubley, a former director of the company, filed a lawsuit against the company for non-payment of a promissory note issued by the company in December 2003 in the original principal amount of $2,680,000.  The lawsuit seeks to enforce the note, which was issued in lieu of the issuance of shares for stock options then held by Mr. Cubley, who was at the time Chairman of the Board of the company.  The lawsuit seeks recovery of the principal balance of approximately $1.9 million plus $541,000 in interest.  The company has asserted defenses, including a defense that the execution of the promissory note by the company was induced by misrepresentations.  The company believes Mr. Cubley’s claims are without merit and intends to vigorously defend the lawsuit.  The company has accrued $2.6 million in connection with this claim.

•

Cornell Capital Partners, LP v. Eagle Broadband, Inc.  In July 2003, Cornell Capital sued Eagle Broadband alleging breach of contract, common law fraud, state and federal securities fraud, and negligent misrepresentation.  Cornell also alleged that Eagle defaulted on a convertible debenture for failing to timely register the shares of common stock underlying the convertible debenture and is seeking to accelerate the maturity date of the debenture.  In November 2003, the principal balance of the debenture was repaid, although the suit remains outstanding.  Cornell claims damages of approximately $1.3 million.  Eagle asserted counterclaims against Cornell for fraud and breach of contract in the amount of $2 million.  In March 2006, the court ruled in favor of Cornell on certain claims, granting Cornell’s motion for partial summary judgment on its breach of contract claim and denying all of Eagle’s counterclaims.  The court ruled in favor of Eagle on other claims, granting Eagle’s motion for summary judgment on Cornell’s claims of common law fraud, state and federal securities fraud, and negligent misrepresentation.  The company has accrued $1,150,000 in settlement expense against this lawsuit.

•

State of Texas, et al. v. United Computing Group, Inc. and H. Dean Cubley, individually.  In September 2005, the State of Texas filed a lawsuit against United Computing Group, Inc., and H. Dean Cubley, individually, for unpaid sales and use tax, interest and penalties in the amount of $568,637 for the time period of March 1998 through December 2001.  The company has accrued $560,000 in connection with this lawsuit.

•

State of Florida Dept. of Environmental Protection v. Reco-Tricote, Inc., and Southeast Tire Recycling Inc., currently known as Clearworks.net, Inc.  The Florida EPA sued Clearworks.net presenting claims for recovery costs and penalties for a waste tire processing facility.  The suit seeks recovery of costs and penalties in a sum in excess of $1,000,000, attorneys’ fees and court costs.  Clearworks denies the claims and intends to vigorously contest all claims in this case and to enforce its indemnification rights against the principals of Southeast Tire Recycling.

We intend to vigorously defend these and other lawsuits and claims against us.  However, we cannot predict the outcome of these lawsuits, as well as other legal proceedings and claims with certainty.  An adverse resolution of any one pending lawsuit could substantially harm our ability to fund operations.

Our future revenues are not predictable.

Historical revenues should not be viewed as indicative of any future revenues since future revenues will be dependant upon the market acceptance of our core product offerings of IPTVComplete, SatMAX and IT Services.

Our business is subject to many factors that could cause quarterly or annual operating results to fluctuate and our stock price to be volatile.

Our quarterly and annual operating results have fluctuated in the past and may fluctuate significantly in the future due to a variety of factors, many of which are outside of our control.  If our quarterly or annual operating results do not meet the expectations of investors, the trading price of our common stock could decline.  Some of the factors that could affect our quarterly or annual operating results include:

•

the timing and amount of, or cancellation or rescheduling of, orders for our products;

•

our ability to develop, introduce, ship and support certain products;

•

announcements, new product introductions and reductions in price of products offered by our competitors;

•

our ability to control costs;

•

the loss of one or more of our major customers or a significant reduction in orders from those customers;

•

increased competition, particularly from larger, better capitalized competitors;

•

fluctuations in demand for our products and services; and

•

market conditions specifically and economic conditions generally.

We rely heavily on third-party suppliers for the material components for our products and supply shortages could cause delays in manufacturing and delivering products which could reduce our revenues.

We rely upon unaffiliated suppliers for the material components and parts used to assemble our products.  Most parts and components purchased from suppliers are available from multiple sources.  We have not experienced significant supply shortages in the past and we believe that we will be able to continue to obtain most required components and parts from multiple suppliers.  However, the lack of availability of certain components could require a major redesign of our products and could result in production and delivery delays, which could reduce revenues from product sales.

Because our industry is rapidly evolving, if we are unable to adapt or adjust our products to new technologies, our ability to compete and operate profitably may be significantly impaired.

The design, development and manufacturing of IP, broadband, entertainment and communications products are highly competitive and characterized by rapid technology changes.  We compete with products and technologies from a number of other companies.  Development by others of new or improved products or technologies may make our products obsolete or less competitive.  While we believe that our products are based on advanced technologies, our products may become obsolete in the future or we may not be able to develop a commercial market for our products in response to future technology advances and developments.  The inability to develop new products or adapt our current products to new technologies could impact our financial condition.

Approximately 27% of our total assets are comprised of intangible assets including goodwill, contract rights, customer relationships and other intangible assets which are subject to review on a periodic basis to determine whether an impairment on these assets is required.  An impairment would not only greatly diminish our assets, but would also require us to record a significant charge against our earnings.

We are required under generally accepted accounting principles to review our intangible assets for impairment when events or changes in circumstances indicate the carrying value may not be recoverable.  Goodwill is required to be tested for impairment at least annually.  At the fiscal year ended August 31, 2006, management determined an impairment charge of approximately $3,427,000 existed for the intangible assets of contract rights, customer relationships and other intangible assts primarily attributable to the BDS assets acquired in the January 2001 merger of Clearworks.net, Inc.  At the fiscal year ended August 31, 2005, management determined an impairment charge of approximately $23,913,000 existed for the intangible assets of contract rights, customer relationships and other intangible assets primarily attributable to the BDS assets acquired in the January 2001 merger of Clearworks.net, Inc.  At the fiscal year ended August 31, 2004, management assessed the fair value of the intangible assets and concluded that the goodwill and other intangible assets valuations were at an amount greater than the current carrying and other intangible assets value.

Our business relies on our use of proprietary technology.  Asserting, defending and maintaining intellectual property rights is difficult and costly and the failure to do so could harm our ability to compete and to fund our operations.

We rely, to a significant extent, on trade secrets, confidentiality agreements and other contractual provisions to protect our proprietary technology.  In the event we become involved in defending or pursuing intellectual property litigation, such action may increase our costs and divert management’s time and attention from our business.  In addition to costly litigation and diversion of management’s time, any potential intellectual property litigation could force us to take specific actions, including:

•

cease selling products that use the challenged intellectual property;

•

obtain from the owner of the infringed intellectual property a license to sell or use the relevant technology, which license may not be available on reasonable terms, or at all; or

•

redesign those products that use infringing intellectual property.

We compete with many companies that are larger and possess greater capital resources than we do, and our growth and profitability are dependent on our ability to compete with these entities.

We face competition from many entities with significantly greater financial resources, well-established brand names, and larger customer bases.  We may become subject to severe price competition for our products and services as companies seek to enter our industry or current competitors attempt to gain market share.  We expect competition to intensify in the future and expect significant competition from other companies and technology providers.  If we are unable to make or keep our products competitively priced and attain a market share in the markets in which our products compete, our sales may suffer which could impact our financial condition.

A system failure could delay or interrupt our ability to provide products or services and could increase our costs and reduce our revenues.

Certain parts of our operations are dependent upon our ability to support a complex network infrastructure.  Many of our customers are dependent on an uninterrupted supply of services.  Any damage or failure that causes interruptions in our operations could result in loss of these customers.  To date, we have not experienced any significant interruptions or delays which have affected our ability to provide products and services to our clients.  Because our headquarters and infrastructure are located in hurricane-prone areas, there is a likelihood that our operations may be effected by hurricanes, tropical storms, tornados or flooding.  The occurrence of a natural disaster, operational disruption or other unanticipated problem could cause interruptions in the services we provide and impair our ability to generate revenue and achieve profitability.

Our industry is highly regulated, and new government regulation could hurt our ability to timely introduce new products and technologies.

Our broadband and communications products are regulated by federal, state and local governments.  Our customers are generally required to obtain regulatory approvals in connection with providing television services.  For example, the cable and satellite television industry is regulated by Congress and the Federal Communications Commission, and various legislative and regulatory proposals under consideration from time to time may affect the way we design our products.  New laws or regulations may harm our ability to timely introduce new products and technologies, which could decrease our revenues by shortening the life cycle of a product.

RISKS RELATED TO OUR COMMON STOCK

Our stock price has been volatile in the past, and shareholders face the possibility of future fluctuations in the price of our common stock.

The market price of our common stock may experience fluctuations that are unrelated to our operating performance.  During the twelve-month period from May 2006 through April 2007, the highest closing price of our common stock was $2.79 per share (after adjusting for the 1-for-35 reverse split), and the lowest closing price was $0.14 per share.  The market price of our common stock has been volatile in the last 12 months and may continue to be volatile in the future.

In April 2007, our common stock was removed from listing on the American Stock Exchange, which could limit investors’ ability to make transactions in our common stock and subject our common stock to “penny stock” trading restrictions.

On November 29, 2006, the company received notice from the American Stock Exchange (the “Amex”) that the company did not satisfy certain of the Amex’s continued listing standards concerning shareholders equity and losses from continuing operations.  On January 5, 2007, the company submitted a plan demonstrating the company’s ability to satisfy such continued listing standards.  On February 7, 2007, the company received notice from the Amex that the staff of the Amex’s Listing Qualifications Department determined not to accept the company’s plan, and the company requested a hearing before an Amex Listing Qualifications Panel.  On March 27, 2007, company notified the Amex that the Board of Directors of the company determined not to pursue the hearing before the Panel, and the company’s stock was removed from listing on the Amex effective April 9, 2007.

Delisting from the Amex could result in a limited availability of market quotations for our common stock and will likely result in a designation of our common stock as a “penny stock” under SEC Rule 3a51-1.  The principal effect of being designated a “penny stock” is that securities broker-dealers cannot recommend our stock but must trade it on an unsolicited basis.  Such a designation may result in a reduced level of trading activity in the secondary trading market for our common stock, a limited amount of news and analyst coverage for our company and a decreased ability to issue additional securities or obtain additional financing in the future.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock offered by this prospectus.  All proceeds from the sale of the shares covered by this prospectus will be for the account of the selling shareholders named herein.

SELLING SHAREHOLDERS

The following table sets forth the name of the selling shareholders, the number of shares of common stock owned by the selling shareholders prior to the offering, the number of shares of common stock offered by the selling shareholders hereunder, the number of shares of common stock to be owned by the selling shareholders if all shares were to be sold in this offering and the percentage of our common stock that will be owned by the selling shareholders if all shares are sold in this offering.  The shares of common stock being offered hereby are being registered to permit public secondary trading and the selling shareholders may offer all, none or a portion of the shares for resale from time to time.

Selling Shareholder	Shares Beneficially Owned Before Offering (1)	Amount Offered	Shares Beneficially Owned After Offering (2)	% Ownership After Offering
David Micek (2)	156,660	_________	156,660	*
Brian Morrow (3)	37,500	_________	37,500	*
Richard Sanger, Jr. (4)	6,429	_________	6,429	*
Anthony R. Cordaro (5)	569,232	_________	569,232	1.9%
Mark Mann (6)	5,000	_________	5,000	*

*

Less than 1%

(1)

Ownership is determined as of May 24, 2007 and in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.

(2)

Mr. Micek is President and CEO of the company.

(3)

Mr. Morrow is Chief Operating Officer of the company.

(4)

Mr. Sanger is Vice President of Administration of the company.

(5)

Mr. Cordaro is a Vice President of the company.

(6)

Mr. Mann is Controller and Principal Accounting Officer of the company.

PLAN OF DISTRIBUTION

The selling shareholders (of record ownership and of beneficial ownership) and any of their pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  The selling shareholders are not required to sell any shares in this offering.  There is no assurance that the selling shareholders will sell any or all of the common stock in this offering.  The selling shareholders may use any one or more of the following methods when selling shares:

•

Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•

An exchange distribution following the rules of the applicable exchange;

•

Privately negotiated transactions;

•

An agreement between a broker-dealer and a Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

•

A combination of any such methods of sale;

•

Any other lawful method.

The selling shareholders may also engage in:

•

Buying puts, which is a contract whereby the person buying the contract may sell shares at a specified price by a specified date;

•

Selling calls, which is a contract giving the person buying the contract the right to buy shares at a specified price by a specified date;

•

Selling under Rule 144 under the Securities Act, if available, rather than under this prospectus;

•

Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stock holder;

•

Pledging shares to their brokers under the margin provisions of customer agreements.  If the selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

In connection with the sales of the common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. These broker-dealers or other financial institutions may in turn engage in short sales of the common stock in the course of hedging their positions.  The selling shareholders may also sell the common stock short and deliver common stock to close out short positions, or loan or pledge common stock to broker-dealers that in turn may sell the common stock.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

To our knowledge, there are currently no plans, arrangements or understandings between any selling shareholders and any underwriter, broker-dealer or agent regarding the sale of the common stock.

At the time a particular offering is made, if required, a prospectus supplement will be distributed, which will set forth the names of the selling shareholders, the aggregate amount and type of securities being offered, the price at which the securities are being sold and other material terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed to paid broker-dealers.

We cannot be certain that any selling shareholder will sell any or all of the common stock pursuant to this prospectus.  Further, we cannot assure you that any such selling shareholder will not transfer, devise or gift the common stock by other means not described in this prospectus.  In addition, any common stock covered by this prospectus that qualifies for sale pursuant to Rule 144 of the Securities Act of 1933 may be sold under Rule 144 rather than under this prospectus.  The common stock may be sold in some states only through registered or licensed brokers or dealers.  In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The selling shareholders and any other person participating in the sale of the common stock will be subject to the Securities Exchange Act of 1934.  The Securities Exchange Act of 1934 rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the common stock by the selling shareholders and any other such person.  In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We have agreed to indemnify the selling shareholders against certain liabilities, including liabilities under the Securities Act of 1933.

We have agreed to pay substantially all expenses incidental to the registration, offering and sale of the common stock to the public, other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents.  The information that we incorporate by reference into this prospectus is considered to be part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus..  We incorporate by reference the following documents we filed with the SEC and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering described in this prospectus has been completed:

•

Our Annual Report on Form 10-K for the year ended August 31, 2006, filed on November 20, 2006.

•

Our Quarterly Reports on Form 10-Q for the quarter ended November 30, 2006, filed on January 16, 2007, and for the quarter ended February 28, 2007, filed on April 23, 2007.

•

Our Current Reports on Form 8-K filed on September 20, November 24, December 5, December 12, December 13, 2006, January 18, January 24, February 8, February 13, March 28, March 30, April 20, 2007, May 7, and May 15, 2007.

•

Description of our common stock contained in our registration statement on Form S-3/A, file no. 333-134824, filed on June 19, 2006.

•

All other reports filed by us under Section 13(a) of 15(d) of the Securities Exchange Act of 1934 since the end of our fiscal year ended August 31, 2006.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with the prospectus, at no cost.  Any such request may be made either orally or in writing to the following telephone number or address:

Investor Relations

Eagle Broadband, Inc.

101 Courageous Drive

League City, Texas 77573

(281) 538-6000

All of the documents that have been incorporated by reference in this prospectus may be accessed via the Internet at www.eaglebroadband.com.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy any document we file at the Security and Exchange Commission’s (“SEC”) public reference room located at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide our directors with protection for breaches of their fiduciary duties to us or our shareholders.  In addition, we have entered into indemnification agreements with our directors and officers that would indemnify them against liability arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons as provided in the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended August 31, 2006, have been so incorporated in reliance on the report of LBB & Associates, Ltd., LLP (formerly Lopez, Blevins, Bork & Associates, LLP), an independent registered public accounting firm, given upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the issuance of the securities being offered hereby has been passed upon for us by Jeff Adams, Corporate Counsel.  As of May 25, 2007, Mr. Adams held 10,000 shares of restricted stock of the company.

Shares Common Stock

EAGLE BROADBAND, INC.

Prospectus

May ___, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.

Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

(a)

The Registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(b)

All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s latest annual report or prospectus referred to in (a) above; and

(c)

The description of the Common Stock set forth under the caption “Description of Securities” in the Registrant’s registration statement on Form S-3, as amended, filed with the Commission on June 19, 2006, File No. 333-134824, together with any amendment or report filed with the Commission for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.

Interests of Named Experts and Counsel

The validity of the issuance of the securities being offered hereby has been passed upon for the company by Jeff Adams, Corporate Counsel.  As of May 25, 2007, Mr. Adams held 10,000 shares of restricted stock of the company.

Item 6.

Indemnification of Directors and Officers

The Registrant’s Amended and Restated Articles of Incorporation provide that: “No director of the Corporation shall be liable to the Corporation or its shareholders or members for monetary damages for any act or omission in such director’s capacity as a director, except for (i) a breach of such director’s duty of loyalty to the Corporation or its shareholders or members; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation, or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.”

The Registrant’s Amended and Restated Articles further provide that: “The Corporation shall indemnify all current and former directors and officers of the Corporation to the fullest extent of the applicable law, including, without limitation, Article 2.02-1 of the Texas Business Corporation Act.”

The Texas Business Corporation Act generally provides that a director may not be indemnified in respect of a proceeding (1) in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person’s official capacity; or (2) in which the person is found liable to the corporation.

Section 10.2 of the Registrant’s Amended and Restated Bylaws provide that “The Company shall indemnify every Indemnitee [which includes officers and directors] against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding in which he was, is or is threatened to be named defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section 10.1, if it is determined in accordance with Section 10.4 that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in the Company’s best interests and, in all other cases, that his conduct was at least not opposed to the Company’s best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to the Company or is found liable on the basis that personal benefit was improperly received by the Indemnitee the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company. Except as provided in the immediately preceding proviso to the first sentence of this Section 10.2, no indemnification shall be made under this Section 10.2 in respect of any Proceeding in which such Indemnitee shall have been (x) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee’s Official Capacity, or (y) found liable to the Company.  The termination of any Proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a), (b) or (c) in the first sentence of this Section 10.2.  An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.  Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee.  The indemnification provided herein shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.”

Section 10.4 referred to above provides that: “Any indemnification under Section 10.2 (unless ordered by a court of competent jurisdiction) shall be made by the Company only upon a determination that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct.  Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who, at the time of such vote, are not named defendants or respondents in the Proceeding; (b) if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors, duly designated to act in the matter by a majority vote of all Directors (in which designated Directors who are named defendants or respondents in the Proceeding may participate), such committee to consist solely of two (2) or more Directors who, at the time of the committee vote, are not named defendants or respondents in the Proceeding; (c) by special legal counsel selected by the Board of Directors or a committee thereof by vote as set forth in clauses (a) or (b) of this Section 10.4 or, if the requisite quorum of all of the Directors cannot be obtained therefor and such committee cannot be established, by a majority vote of all of the Directors (in which Directors who are named defendants or respondents in the Proceeding may participate); or (d) by the shareholders in a vote that excludes the shares held by Directors that are named defendants or respondents in the Proceeding. Determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, determination as to reasonableness of expenses must be made in the manner specified in clause (c) of the preceding sentence for the selection of special legal counsel.  In the event a determination is made under this Section 10.4 that the Indemnitee has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.”

Item 8.

Exhibits

Exhibit Number	Description
4.1	2007 Employee Stock Purchase Plan of Eagle Broadband, Inc.
5.1	Opinion of Counsel.
23.1	Consent of LBB & Associates, Ltd., LLP
23.2	Consent of Counsel (included in Exhibit 5.1).

Item 9.

Undertakings

(a)

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in League City, Texas on May 29, 2007.

Eagle Broadband, Inc.
By: /s/ DAVID MICEK
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ DAVID MICEK	President, Chief Executive Officer and Director	May 29, 2007
David Micek	(Principal Executive Officer)

/s/ MARK MANN	Controller and Principal Accounting Officer	May 29, 2007
Mark Mann	(Principal Accounting and Financial Officer)

/s/ ROBERT BACH	Director	May 29, 2007
Robert Bach

/s/ GLENN A. GOERKE	Director	May 29, 2007
Glenn A. Goerke

/s/ C. J. REINHARTSEN	Director	May 29, 2007
C. J. Reinhartsen

/s/ LORNE E. PERSONS, JR.	Director	May 29, 2007
Lorne E. Persons, Jr.

/s/ JAMES D. YARBROUGH	Director	May 29, 2007
James D. Yarbrough